                                                                     Exhibit 8.1

                                                    CLIFFORD CHANCE
                                                    ROGERS & WELLS LLP

                                                    200 PARK AVENUE
                                                    NEW YORK NEW YORK 10166 0153

                                                    Tel +1 212 878 8000
                                                    Fax +1 212 878 8375
                                                    www.cliffordchance.com

June 22, 2000

Gemini Genomics PLC
162 Science Park
Cambridge, CB4 4GH
United Kingdom

Re:  Gemini Genomics plc

Ladies and Gentlemen:

We have acted as United States counsel for Gemini Genomics plc, a company organized under the laws of England and Wales (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form F-1 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of 12,000,000 Ordinary Shares (and to the extent that the underwriters exercise their option to purchase up to 1,800,000 additional Ordinary Shares), in the form of American Depositary Shares or ADSs, by the Company as described in the Registration Statement. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have examined and relied, with your consent, on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion. In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (vi) the Company has at all times been and will continue to be organized and operated in accordance with the terms of such documents. We have also assumed the accuracy of the statements and description of the Company's intended activities as described in the Registration Statement and that the Company has operated and will continue to operate in accordance with the method of operation described in the Registration Statement.

Gemini Genomics PLC                                                       Page 2
June 22, 2000

Based upon and subject to the foregoing, we are of the opinion that the information concerning United States federal income taxation under the heading "Taxation" in the Registration Statement, to the extent that it constitutes matters of law, summaries of legal matters or documents, or legal conclusions, is correct in all material respects. We confirm that the information concerning United States federal income taxation under the heading "Taxation" in the Registration Statement is, to the extent that it constitutes matters of law, summaries of legal matters or documents, or legal conclusions, our opinion.

The opinion stated above represents our conclusions as to the application of the federal income tax laws of the United States of America existing as of the date of this letter in connection with the transactions contemplated in the Registration Statement, and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinion. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues would not hold contrary to such opinion. Further, the opinion set forth above represents our conclusions based upon the documents, facts and accuracy of the assumptions and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the opinion referred to herein.

The opinion set forth in this letter: (i) is limited to those matters expressly covered and no opinion is to be implied in respect of any other matter; and (ii) is as of the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the captions "Taxation" and "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance Rogers & Wells LLP